UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 2, 2003
                         Date of earliest event reported


                       P.D.C. INNOVATIVE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         Nevada                       0-27157                 65-0789306
(State or other jurisdiction        (Commission              (IRS Employer
 of incorporation)                  File Number)           Identification No.)


                  4411 NW 105th Terrace, Coral Springs, Florida
       33065 (Address of principal executive offices, including zip code)


                           (954) 254-9064 Registrant's
                      telephone number, including area code


           __________________________________________________________
          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure.
         ------------------------------------------

         On December 2, 2003, and in accordance with applicable Nevada law, P.D.C. Innovative Industries, Inc.'s (the "Company") Board of Directors and a majority of the holders of the then issued and outstanding shares of the Company's common stock approved an amendment to the Company's current Articles of Incorporation, as amended, to increase the maximum number of shares that the Company shall be authorized to issue and have outstanding at any one time from 125,000,000 to 210,000,000 which are to be divided into two classes as follows:
(a) 200,000,000 shares of common stock, par value $.001 per share and (b) 10,000,000 shares of preferred stock, par value $.001 per share, and to effect a reverse split of the Corporation's common stock of 1:20 (pursuant to which the number of authorized shares of Common Stock will be 200,000,000 following such reverse split, and any fractional shares post- split will be rounded up to the next whole share) (the "Reverse Split").

         In connection with such Reverse Split, the Company's trading symbol on the OTCBB will be changed from "PDCI" to "PDCN" and be reflected as of the opening of trading on January 5, 2004, East Coast Time.

         A lesser number of issued and outstanding shares of common stock may cause the trading price of the common stock to increase proportionately to the Reverse Split. However, there can be no assurance that the Reverse Split will result in any change in the price of the Company's common stock or that if the price of the common stock does increase as a result of the Reverse Split, it will be proportional to the Reverse Split.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     P.D.C. INNOVATIVE INDUSTRIES, INC.


                                     By: /s/ Michael Hiler
                                        -----------------------------------
                                     Michael Hiler, Chief Executive Officer

Dated: January 2, 2004



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